The Gillette Company Employees' Savings Plan

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-128859) on Form S-8 of our report dated June 22, 2007 appearing in the annual report on Form 11-K of The Gillette Company Employees’ Savings Plan for the year ended December 31, 2006.

    /s/ Plante & Moran, PLLC

Southfield, Michigan
June 26, 2007